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                                                           EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hearst-Argyle Television, Inc. (successor to Argyle Television, Inc.) on Form S-3 of our report dated February 26, 1998 (March 9, 1998 as to Note 16), appearing in the Annual Report on Form 10-K of Hearst-Argyle Television, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in this Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York
August 10, 1998